Exhibit 32.1
Harmonic Inc.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
As of the date hereof, I, Patrick J. Harshman, President and Chief Executive Officer of Harmonic Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit accompanying such Report and shall not be deemed filed pursuant to the Securities Exchange Act of 1934, as amended.
Date: August 4, 2023

/s/ Patrick J. Harshman
Patrick J. Harshman
President and Chief Executive Officer